Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-8 No. 333-121232) pertaining to the Knoll, Inc. 1996 Stock Incentive Plan, Knoll, Inc. 1997 Stock Incentive Plan, Knoll, Inc. 1999 Stock Incentive Plan, Knoll, Inc. Employee Stock Purchase Plan, and The Knoll Retirement Savings Plan,

(2)    Registration Statement (Form S-8 No. 333-167783) pertaining to the Amended and Restated Knoll, Inc. 2010 Stock Incentive Plan,

(3)    Registration Statement (Form S-8 No. 333-190522) pertaining to the Knoll, Inc. Amended and Restated 2013 Stock Incentive Plan,

(4)    Registration Statement (Form S-8 No. 333-226743) pertaining to the Amended and Restated Knoll, Inc. 2018 Stock Incentive Plan, and

(5)    Registration Statement (Form S-3 No. 333-253718) of Knoll, Inc.;
of our report dated March 1, 2021 (except for Notes 2 and 22, as to which the date is May 12, 2021), with respect to the consolidated financial statements of Knoll, Inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
May 12, 2021